EMPIRE FIDELITY INVESTMENT     APPLICATION FOR VARIABLE ANNUITY ISSUED
LIFE INSURANCE COMPANY TM      AND ADMINISTERED BY EMPIRE FIDELITY
                               INVESTMENTS LIFE INSURANCE COMPANY
                               Complete the application and mail to
                               Empire Fidelity Investments Life
                               Insurance Company P.O.Box 3???,
                               New York, New York 10277-0433

1. WHO WILL BE THE OWNER OF THIS CONTRACT?
Name                Date of Birth  Male Female   Soc. Sec. or Tax ID #
                                   [ ]   [ ]
___________________ _____________  ___   ___     _____________________
Permanent Address                        City              State   Zip
______________________________ __________________________  ____  _____
Home Phone    Best Time to Call  Business Phone  Best Time to Call
(   )         AM        PM       (   )            AM        PM
___________   _________________  _______________ _____________________
Joint Owner Name,   Date of Birth  Male Female   Soc. Sec. or Tax ID #
if any                             [ ]   [ ]
___________________ _____________  ___   ___     _____________________


2. IS THIS AN IRA ROLLOVER?
__Yes    If yes, Annuitant must also be Owner  __No


3.  WHO IS THE PROPOSED ANNUITANT?
__Owner    __Joint Owner     __Other(if other, please complete below)
Name                Date of Birth  Male Female   Soc. Sec. or Tax ID #
                                   [ ]   [ ]
___________________ _____________  ___   ___     _____________________


4.  HOW WILL YOU PAY FOR THIS CONTRACT?

A. __Check for an initial payment of $____ enclosed made payable to Empire Fidelity Investments Life Insurance Co
B. __Exchange of shares from /_/_/_/_/_/_/_/_/_/_/ in _________
                                                      Fund Name
   Registered to_________
                Name

   _Exchange of all shares OR _Exchange of $___________worth of shares dollar amount


A signature guarantee is required ONLY for payment by exchange of Fidelity mutual fund shares that are not registered to you. It must be by a national bank or state chartered commercial bank or trust company (except by a savings bank) or by a member firm of the New York, American, Boston, Midwest or Pacific Stock Exchange.

Share Owner Authorization                 Joint Owner Authorization
X________________________________________ X___________________________
Signature Guarantee
Stamp and Signature

5. WHO WILL BE THE BENEFICIARY(IES) 6. PLEASE ALLOCATE THE PAYMENT TO
   OF THIS CONTRACT?                 THE FOLLOWING PORTFOLIOS(S):

A. Annuitant's Beneficiary           The Amounts allocated are in
Please list the Name and             percentages or dollars (in
relationship to the Proposed         whole numbers of not less than
Annuitant.                           10% or $250)
                                    _Guaranteed Account    __% or $__
Name                                _Asset Manager         __      __
_____________________________       _Money Market          __      __
Relationship                        _Investment Grade Bond __      __
_____________________________       _High Income           __      __
B. Owner's Beneficiary (Complete    _Equity-Income         __      __
only if Owner's Beneficiary is      _Growth                __      __
different from Annuitant's          _Overseas              __      __
Beneficiary)                        _Other                 __      __
                                                     Total 100% or __
Please lis the Name and
Relationship to the Owner
Name
_____________________________
Relationship
_____________________________


7.  WILL THIS CONTRACT REPLACE OR CHANGE ANY EXISTING LIFE INSURANCE
    OR ANNUITY?

__Yes (if yes, please list below)          __No

Company Name                P??? Number       Estimated Contract Value
__________________________ _________________ _________________________


8.  ADDITIONAL INFORMATION
______________________________________________________________________
______________________________________________________________________

9. PLEASE READ THESE SECTIONS AND SIGN BELOW.
SUITABILITY
I HAVE RECEIVED AND READ THE PROSPECTUS. THE CONTRACT VALUE, WHEN BASED ON THE VARIABLE PORTFOLIOS, MAY INCREASE OR DECREASE ON ANY DAY DEPENDING UPON THE INVESTMENT RESULTS AND NO MINIMUM CONTRACT VALUE IS GUARANTEED. ALL VALUES AND PAYMENTS UNDER THE VARIABLE ANNUITY PROVISIONS ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.
If this Contract is for an IRA rollover, I have received and understand the Disclosure Statement. If I am opening an IRA with a distribution from an employer-sponsored retirement plan, I certify that such distribution is a partial or qualified total distribution which qualifies for rollover treatment and I irrevocably elect to treat this contribution as a rollover contribution. I am of legal age to enter into this agreement. I certify under penalties of perjury that my Social Security Number listed on this application is correct.

AGREEMENT
Each signer agrees that to the best of his or her knowledge and belief, all statements and answers on this application are complete and true and may be relied upon in issuing the contract. The answers will form a part of any contract issued, and no registered representative has the authority to modify this agreement or waive any of the Company's rights or requirements.

The company will furnish any information that may be currently required by the jurisdiction in which this policy is delivered.

I recognize that neither Empire Fidelity Investments Life Insurance Company nor Fidelity Brokerage Services, Inc. is a bank. The annuity is not backed or guaranteed by any bank or insured by the FDIC.

ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO EMPIRE FIDELITY INVESTMENTS LIFE INSURANCE COMPANY.

Signed at
City                 State                        on(Date)
______________________________________________________________________
Owner                         Proposed Annuitant (if other than Owner)
X___________________________  X_______________________________________
Joint Owner (if any)
X___________________________